UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	May 14, 2020

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638	Elkhart,	Indiana	46515
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, including area code	(574)	294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2020, in order to incentivize and retain the members of its executive management team and certain other team members, the Compensation Committee of Patrick Industries, Inc. (the “Company”) approved the grant of stock options (the “Options”) to its executive officers under and in accordance with the terms and conditions of the Company’s 2009 Omnibus Incentive Plan (the “Plan”) in consideration of the executive officers’ voluntary reduction in salaries and other initiatives. The Options will vest in three allotments on the first three anniversaries of the Option grant date with thirty-five percent of the Options vesting on each of the first and second anniversaries of the Option grant date and thirty percent of the Options vesting on the third anniversary of the Option grant date. The exercise price for each Option is $41.33 per share, which equals the closing price for the Company’s common stock on the NASDAQ Stock Market on the date of grant. In addition, due to the COVID-19 pandemic, the Compensation Committee waived the obligation to meet the third of the three year (2020) performance criteria set forth in the Long-Term Incentive Plan (“LTIP”) awards granted to the executive officers of the Company in 2018 and adjusted the second of the three year (2020) performance criteria set forth in the LTIP award granted to the executive officers in 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: May 20, 2020	By:	/s/ Joshua A. Boone
Joshua A. Boone
Executive Vice President - Finance and Chief Financial Officer